EXHIBIT ITEM 24 (b)(8)(b)
                                AMENDED EXHIBIT A

                                   PORTFOLIOS



            Exhibit A to the Custody Agreement dated as of March 22, 1997, between the undersigned is hereby amended, effective January 23, 1998, to list the following two Portfolios:


                        -- Third Avenue Small-Cap Value Fund
                        -- Third Avenue High Yield Fund



As of January 23, 1998




                                   THIRD AVENUE TRUST


                                   By: __________________
                                   Name: Martin J. Whitman
                                   Title: President



                                   CUSTODIAL TRUST COMPANY


                                   By: __________________
                                   Name: Ronald D. Watson
                                   Title:   President